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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 27, 2001

                              SKECHERS U.S.A., INC.

             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


       001-14429                                   95-4376145
(Commission File Number)                (I.R.S. Employer Identification No.)



                            228 Manhattan Beach Blvd.
                        Manhattan Beach, California 90266
          (Address of Principal Executive Offices, Including Zip Code)


                                 (310) 318-3100
              (Registrant's Telephone Number, Including Area Code)




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Item 5.        Other Events

As of October 23, 2000, the SEC adopted a new rule concerning insider trading. Under Rule 10b5-1, provides an affirmative defense to insider trading liability if a person established a plan to trade securities prior to that person coming into possession of material non-public information.

On March 16, 2001, various members of the Greenberg family entered into individual sales plans complying with Rule 10b5-1 for trading in shares of the Registrant's common stock. Each of the individualized sales plans is separate and distinct and sales under the plans will not be coordinated or aggregated. Under the respective sales plans, certain specified amounts of shares will be sold on a weekly basis provided that specified trading prices are achieved. Each sales plan expires on December 31, 2001, upon the sale of all the shares covered by the sales plan or upon certain other specified events.


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                                   SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         Skechers U.S.A., Inc.



Date: March 26, 2001
                                         By: /s/ DAVID WEINBERG
                                            ------------------------------------
                                         Name: David Weinberg
                                         Title: Chief Financial Officer